SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 26, 2017 (July 20, 2017)

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor,

Chengshi Xin Yong She, Tiyu Road,

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China

467000

(Address of principal executive offices and zip code)

+86-3752882999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure To Satisfy A Continued Listing Rule or Standard; Transfer of Listing.

On July 20, 2017, Hongli Clean Energy Technologies Corp. (the “Company”) received a decision from the Nasdaq Listing and Hearing Review Council (the “Listing Council”). The decision of the Listing Council affirms the Nasdaq Hearings Panel’s April 7, 2017 decision to i) delist the Company’s securities from the Nasdaq Capital Market and ii) suspend the trading of Company’s common stock. The listing standard at issue is Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all periodic reports that the SEC requires them to file. At the time of this filing, the Company has no right to appeal the Listing Council’s decision to The Nasdaq Stock Exchange LLC. However, the Nasdaq Board, in its sole discretion, may call the Listing Council’s decision for review pursuant to Nasdaq Listing Rule 5825, no later than the next Nasdaq Board meeting that is 15 calendar days or more following the date of the Listing Council’s decision.

If the Nasdaq Board declines to review the Listing Council’s decision or decides to stay the Listing Council’s decision after review, Nasdaq will file a Form 25-NSE with the SEC, causing the Company’s securities to be removed from listing and registration on the Nasdaq Capital Market. In the event it happens, the Company will advise the shareholders of where its stock will trade by filing an announcement on the form of 8-K. The Company may choose to file an appeal with the SEC regarding Nasdaq’s decision, but has not yet determined whether it will do so.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 26, 2017	HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

	By:	/s/ Jianhua Lv
	Name:	Jianhua Lv
	Its:	Chief Executive Officer